Exhibit 1.1

                     VAN KAMPEN FOCUS PORTFOLIOS, SERIES 393

                                 TRUST AGREEMENT

                               Dated: May 20, 2003

     This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York, as Trustee, Cohen & Steers Capital Management, Inc. or Van Kampen Investment Advisory Corp., as Supervisor for certain Trusts, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios, Effective for Unit Investment Trusts Established On and After May 2, 2001 (Including Series 284 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee and each Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

     1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

     2. The fractional undivided interest in and ownership of each Trust represented by each Unit thereof referred to in Section 1.01(56) is initially an amount the numerator of which is one and the denominator of which is the amount set forth under "Initial number of Units" for the Trust in the "Summary of Essential Financial Information" in the Prospectus.

     3. The aggregate number of Units described in Section 2.03(a) for each Trust is that number of Units set forth under "Initial number of Units" for the Trust in the "Summary of Essential Financial Information" in the Prospectus.

     4. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Distribution Dates" set forth in the "Summary of Essential Financial Information" in the Prospectus.

     5. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Record Dates" set forth in the "Summary of Essential Financial Information" in the Prospectus.

     6. With respect to Preferred Securities Portfolio, Series 1, the term "Deferred Sales Charge Payment Date" shall mean January 10, 2004 and the 10th day of each month thereafter through May 9, 2004. With respect to all other Trusts, the term "Deferred Sales Charge Payment Date" shall mean October 10, 2003 and the 10th day of each month thereafter through February 10, 2004 with respect to the amount designated "Deferred sales charge in first year" in the "Fee Table" in the Prospectus and October 10, 2004 and the 10th day of each month thereafter through December 10, 2004 with respect to the amount designated "Deferred sales charge in second year" in the "Fee Table" in the Prospectus.

     7. The term "Mandatory Termination Date" shall mean the "Mandatory Termination Date" for each Trust set forth in the "Summary of Essential Financial Information" in the Prospectus.

     8. The Trustee's annual compensation rate described in Section 7.04 shall be that amount set forth under "Trustee's fee and operating expenses" in the "Fee Table" in the Prospectus.

     9. Section 6.02 of the Standard Terms and Conditions of Trust shall be amended by adding the following to the end of such Section:

     "Notwithstanding anything to the contrary herein, each Unitholder who holds Units designated with a "Classic CUSIP" number or a "Fee Dom CUSIP" number will be deemed to have tendered all Units then owned for redemption to the Trustee on the Special Redemption Date set forth under "Summary of Essential Financial Information" in the Prospectus and shall have such Units redeemed on such date as provided herein."

     10. The second sentence of Section 7.01(e)(2)(E) shall be replaced in its entirety by "Such Prospectus shall also contain disclosure concerning the Depositor's responsibilities described in (D) above."

     11. With respect to Cohen & Steers REIT Income Portfolio, Series 7 and the Preferred Securities Portfolio, Series 1 only, Section 3.05(b)(ii) shall be replaced in is entirety by the following:

     "(ii) For purposes of this Section 3.05, the Unitholder's "Income Distribution" shall be equal to such Unitholders pro rata share of the balance in the Income Account calculated on the basis of one-twelfth of the estimated annual income to the Trust for the ensuing twelve months computed as of the close of business on the Income Account Record Date immediately preceding such Income Distribution, after deduction of (1) the fees and expenses then deductible pursuant to Section 3.05(a) and (2) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to this Indenture which have accrued, as of such Income Account Record Date or are otherwise properly attributable to the period to which such Income Distribution relates, provided, however, in connection with the first Income Account Distribution Date such distribution will be calculated based on the actual cash balance in the Income Account rather than on the basis of one-twelfth of the estimated annual income to the Trust for the ensuing twelve months.

     In the event that the amount on deposit in the Income Account is not sufficient for the payment of the amount intended to be distributed to Unithoders on the basis of the aforesaid computation, the Trustee is authorized to advance its own funds and cause to be deposited in and credited to the Income Account such amounts as may be required to permit payment of the related distribution to be made as aforesaid and shall be entitled to be reimbursed, without interest, out of income payments received by the Trust subsequent to the date of such advance. Any such advance shall be reflected in the Income Account until repaid."

     12. With respect to Cohen & Steers REIT Income Portfolio, Series 7 and Preferred Securities Portfolio, Series 1 only, the term "Supervisor" shall mean Cohen & Steers Capital Management, Inc. and its successors in interest, or any successor portfolio supervisor appointed as provided in the Standard Terms and Conditions of Trust.

     13. With respect to Cohen & Steers REIT Income Portfolio, Series 7 and Preferred Securities Portfolio, Series 1 only, the first paragraph of
          Section 4.01 is hereby replaced with the following:

     "Section 4.01. Compensation As compensation for providing supervisory portfolio services under this Indenture, Cohen & Steers REIT Income Portfolio, Series 7 will accrue daily and pay to the Supervisor at the end of each calendar quarter an aggregate annual fee in an amount equal to 0.05% of the average daily Trust Evaluation (described in Section 6.01) and Preferred Securities Portfolio, Series 1 will accrue daily and pay to the Supervisor at the end of each calendar quarter an aggregate annual fee in an amount equal to 0.075% of the average daily Trust Evaluation (described in Section 6.01. Such compensation shall be charged against the Income and/or Capital Accounts, in accordance with Section 3.05."

     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                              VAN KAMPEN FUNDS INC.

                           By /s/ DOMINICK COGLIANDRO
                    -----------------------------------------
                               Executive Director


                      VAN KAMPEN INVESTMENT ADVISORY CORP.

                           By /s/ DOMINICK COGLIANDRO
                    -----------------------------------------
                               Assistant Treasurer


                     COHEN & STEERS CAPITAL MANAGEMENT, INC.

                              By /s/ JOHN J. MCCOMB
                  ---------------------------------------------
                              Senior Vice President


                              THE BANK OF NEW YORK

                             By /s/ DESMOND O'REGAN
                    ----------------------------------------
                            Assistant Vice President


                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                     VAN KAMPEN FOCUS PORTFOLIOS, SERIES 393


     [Incorporated herein by this reference and made a part hereof is each "Portfolio" schedule as set forth in the Prospectus.]